Exhibit 99.1

SECTION 906 CERTIFICATION

I, Kenneth J. Hunnicutt, Chief Executive Officer of ABC Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q of the Company for the period ending March 31, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003

/s/ KENNETH J. HUNNICUTT
Kenneth J. Hunnicutt, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to ABC Bancorp and will be retained by ABC Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.